UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2019

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To the extent applicable, the disclosures in Item 7.01 below are incorporated herein by reference.  The summary of the material terms of each of the Transaction Support Agreement, the Payment Letter, and the ABL Amendment (each as defined under Item 7.01), is qualified by, the Transaction Support Agreement and the exhibits thereto, the Payment Letter, and the ABL Amendment, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and incorporated into this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure.

Transaction Support Agreement

On March 25, 2019, Neiman Marcus Group LTD LLC (the “Company”), certain of its affiliates, an ad hoc committee of holders (the “Consenting Unsecured Noteholders”) of more than 60% of the aggregate principal amount of the Company’s unsecured 8.750%/9.500% Senior PIK Toggle Notes due 2021 (the “PIK Toggle Notes”) and the Company’s unsecured 8.000% Senior Cash Pay Notes due 2021 (the “Cash Pay Notes” and, together with the PIK Toggle Notes, the “Unsecured Notes”), an ad hoc committee of holders (the “Consenting Term Lenders”) of more than 55% of the outstanding principal amount of the loans (the “Term Loans”) under the Company’s term loan credit facility (the “Term Loan Facility”), and certain holders of equity interests in the Company’s parent entities (collectively, the “Sponsors,” and, together with the Consenting Unsecured Noteholder and Consenting Term Lenders, the “Consenting Stakeholders”) entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”) to define their commitments to commence a comprehensive set of transactions (collectively, the “Recapitalization Transactions”) to among other things, extend the maturities of the Unsecured Notes and the Term Loans by three years.  The material terms of the Recapitalization Transactions are summarized herein.  Among other things, the Transaction Support Agreement contemplates:

•                  the issuance of $550 million of new second lien notes (the “New Second Lien Notes”) which will accrue cash interest at 8% per annum and have interest payable in kind at 6% per annum, and mature in April 2024;

•                  the repayment of $550 million of the Term Loans at par with the net proceeds of the New Second Lien Notes issuance and cash on hand;

•                  an amendment to the Term Loan Facility to exchange existing term loans held by Consenting Term Lenders into extended term loans with the following terms:

(i) an extended maturity date to October 2023 (subject to a ‘springing maturity date’ on July 16, 2021 in the event that more than $150 million of unexchanged Unsecured Notes are not fully repaid, redeemed or extended beyond April 2024 prior to the ‘springing maturity date’);

(ii) an interest rate on such extended term loans subject to either, at the option of each Consenting Term Lender: (a) LIBOR (subject to a 1.50% per annum floor) plus 6.00% per annum payable in cash or base rate plus 5.00% per annum payable in cash, or (b) LIBOR (subject to a 1.50% per annum floor) plus 5.50% per annum payable in cash plus 1.00% per annum payable in kind or base rate plus 4.50% per annum payable in cash plus 1.00% per annum payable in kind;

(iii) a prepayment premium on all prepayments of such extended term loans (subject to certain exceptions) subject to the following schedule: (a) non-callable subject to a customary make-whole premium (using a discount rate of T+50) at any time after the closing date but prior to the first anniversary of the closing date, (b) 2.00% at any time on or after the first anniversary but prior to the second anniversary of the closing date, (c) 1.00% at any time on or after the second anniversary but prior to the third anniversary of the closing date, and (d) 0.00% thereafter; and

(iv) enhanced collateral packages securing such extended term loans and additional guarantors supporting such extended term loans, and more restrictive negative covenants; and

•                  an offer to exchange the Unsecured Notes so that participating holders of the Unsecured Notes will receive, in exchange for their Unsecured Notes, a combination of, at par:

(i) $250 million of non-voting cumulative preferred equity of a U.S. holding company (“MT Issuer”) of NMG Germany GmbH, which holds and conducts the operations of MyTheresa, accruing dividends payable in kind at a rate of 10% per annum (the “MT preferred equity”), and (ii) new third lien notes due 2024 (the “New Third Lien Notes”), bearing cash interest of 8.0% in respect of exchanged Cash Pay Notes and 8.75% in respect of exchanged PIK Notes which the Company may cause to be issued under the applicable existing Unsecured Notes indenture and including a collateral package that includes a first lien security interest in $200 million of currently unencumbered real estate (the “PropCo Assets”), a third lien security interest on the expanded package of term loan priority collateral, and a pledge of 50% of the common equity interests of MT Issuer and more restrictive negative covenants.

The New Second Lien Notes will be guaranteed up to $200 million on a senior secured basis by the direct parent and the subsidiaries (other than NMG Germany GmbH and its subsidiaries) of MT Issuer.  In addition, among other security, the New Second Lien Notes will be secured on a second lien basis by certain collateral securing the Term Loans, and on a second lien basis by the PropCo Assets.

The Transaction Support Agreement also provides for a mutual release by the Consenting Stakeholders and the Company of the Consenting Stakeholders (and any transferees of Unsecured Notes or Term Loans, as applicable) relating to, among other things, the Recapitalization Transactions, and designations of certain entities as “unrestricted” subsidiaries under the applicable debt documents and distributions of such entities.  In particular, upon consummation of the transactions contemplated by the Transaction Support Agreement, all claims related to the Company’s distribution of MyTheresa will be resolved and the loan agreement and indentures will provide that non-participants will be precluded from bringing claims related thereto.

The Transaction Support Agreement contemplates that an additional $250 million of MT preferred equity will be issued to a subsidiary of Neiman Marcus Group, Inc., the current holder of equity interests in the entity that holds the MyTheresa operations.  This series of MT preferred equity will have the same economic terms as those applicable to the MT preferred equity issued to participating holders of Unsecured Notes, but will be junior in right of payment. Under the terms of the MT Issuer preferred stock, NMG Germany GmbH and its subsidiaries, the entities that conduct the operations of MyTheresa (the “MT Operating Entities”), will be subject to certain covenants (distinct from the negative covenants applicable to the Company and its restricted subsidiaries), designed to enable those entities to continue to operate in the ordinary course. However, the MT Operating Entities will not provide any direct guarantees or equity pledges in connection with the transactions contemplated by the Transaction Support Agreement and will not be responsible for paying any fees or expenses under the Transaction Support Agreement. The following information has been provided to certain debtholders of Neiman Marcus: for the six months ended December 31, 2018, sales and EBITDA related to the MyTheresa operations was approximately $200.8 million and $12.9 million, respectively.(1)

The closing of the transactions contemplated by the Transaction Support Agreement is conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and achieving certain participation thresholds.  Specifically, the Transaction Support Agreement requires participation by holders of at least 95% of the outstanding principal amount of the Term Loans and 95% of the aggregate outstanding principal amount of the Unsecured Notes.  These thresholds may be lowered by the Company in its sole discretion.

The Transaction Support Agreement provides that a joinder fee of 25 bps (calculated on a post-paydown basis) will be payable at the consummation of the Recapitalization Transactions to Term Loan Lenders who execute a joinder to the Transaction Support Agreement by April 1, 2019 at 5:00pm ET.  A joinder fee of 100 bps will be payable at the consummation of the Recapitalization Transactions to Unsecured Noteholders who execute a joinder to the Transaction Support Agreement by April 1, 2019 at 5:00pm ET.

Backstop Commitment Letter and Payment Letter

As set forth in the backstop commitment letter (the “Backstop Commitment Letter”), certain Unsecured Noteholders have committed to purchase $450 million of New Second Lien Notes that are not otherwise duly subscribed for and the Sponsors have committed to purchase $100 million of the New Second Lien Notes that are not otherwise duly subscribed for (such parties that have committed to purchase the New Second Lien Notes, the “Backstop Parties”).  In consideration for execution of the Backstop Commitment Letter, the Company has agreed to make a backstop commitment payment to each Backstop Party that has not breached its commitment obligations under the Backstop Commitment Letter in an amount equal to either (i) 5.00% of the aggregate principal amount of commitments in respect of the New Second Lien Notes, which payment shall be earned due and payable on the date of consummation of the Recapitalization Transactions or (ii) 3.00% of the aggregate principal amount of commitments in respect of the New Second Lien Notes, which payment shall be earned due and payable upon a termination event under the Transaction Support Agreement (other than a termination event caused by a Backstop Party’s material breach of the Transaction Support Agreement), as set forth in the Payment Letter (the “Payment Letter”).

These transactions are subject to a number of conditions, including participation by holders of 95% of the aggregate outstanding amount of each of the Term Loans and 95% of the aggregate outstanding principal amount of the Unsecured Notes. There is no guarantee that any of these transactions will be completed as contemplated or at all. Among other conditions, each of the Recapitalization Transactions specified above, among others, is conditioned on, and would be consummated concurrently

(1)           EBITDA is a non-GAAP financial measure.  For an explanation of our use of EBITDA, please refer to our annual and quarterly reports on Form 10-K and Form 10-Q under “Non-GAAP Financial Measures”.

with, the others.  If the Company is unable to complete the Recapitalization Transactions or any other alternative transaction, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially and adversely affected.

The foregoing is a summary of the material terms of, and is qualified by, the Transaction Support Agreement and the exhibits thereto and the Payment Letter, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and incorporated into this Item 7.01 by reference.

Press Release

On March 25, 2019, the Company issued a press release announcing the signing of the Transaction Support Agreement, which is being furnished as Exhibit 99.1 and is incorporated herein by reference.

ABL Amendment

On March 22, 2019, the Company, as Borrower, Mariposa Intermediate Holdings LLC, a Delaware limited liability company, as Holdings, each of the banks and other financial institutions party thereto as lenders, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, entered into that certain Third Amendment (“ABL Amendment”), which amends the Company’s existing Asset-Based Revolving Credit Facility, entered into as of October 25, 2013, to amend the event of default provisions relating to involuntary insolvency proceedings.

The foregoing description of the ABL Amendment is qualified in its entirety by reference to the complete copy of that ABL Amendment filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated by reference herein.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Forward Looking Statements

The Company has included statements in this current report that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, the Company’s expectations with respect to the amend and extend transaction described herein. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this current report for reasons, among others, including  (i) the participation by lenders in the exchange transactions contemplated by the Transaction Support Agreement, (ii) the ability to satisfy the closing conditions to such transactions, (iii) general financial or market conditions, (iv) the availability of alternative transactions, (v) the impact of publicity surrounding negotiations related to the Transaction Support Agreement and related matters, and (vi) those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description
10.1	Transaction Support Agreement, dated as of March 25, 2019
10.2	Payment Letter, dated as of March 25, 2019
10.3

Third Amendment, dated as of March 22, 2019, among Neiman Marcus Group LTD LLC, as Borrower, Mariposa Intermediate Holdings LLC, as Holdings, each of the banks and other financial institutions party thereto as lenders, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent

99.1	Press Release, dated as of March 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: March 25, 2019	By:	/s/ Tracy M. Preston

	Name:	Tracy M. Preston

	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary